Exhibit 99.1

INVESTOR CONTACT: Valda Colbart, 419-784-2759, rfcinv@rurban.net

RURBAN FINANCIAL CORP. REPORTS 6.1% INCREASE IN THIRD
QUARTER 2007 EARNINGS

DEFIANCE, Ohio, October 17, 2007 -- Rurban Financial Corp. (Nasdaq: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data processing, reported third quarter 2007 net income of $864,000, an increase of 6.1 percent over the $814,000 reported for the third quarter of 2006. Third quarter 2007 earnings were $0.17 per diluted share, an increase of 6.3 percent from the $0.16 reported for the prior-year period. Compared with the second quarter of 2007, net income and diluted earnings per share increased by 10.0 and 6.5 percent, respectively.

For the nine months ended September 30, 2007, Rurban reported net income of $2,351,000, up $301,000, or 14.7 percent, from the $2,050,000 reported for the nine months ended September 30, 2006. Diluted earnings per share were $0.47 for the current year, up 14.6 percent compared with the $0.41 reported for the prior year.

Highlights of the quarter include:

•
RDSI, Rurban’s data processing subsidiary, reported another exceptional quarter. Revenue from RDSI rose 30.5 percent above the prior-year third quarter, accounting for 51.1 percent of Rurban’s total revenue. Net income for RDSI was $659,000, up 38.0 percent from the year-ago quarter. Year-over-year growth reflects RDSI’s continued organic expansion, greater penetration of its markets, entry into new markets, and the results of DCM, an item processing company acquired on September 2, 2006.

•
Following the consolidation of the operational activities of The Exchange Bank into The State Bank and Trust Company in the first quarter of 2007, The State Bank and Trust Company has been growing its loan portfolio as it capitalizes on the new markets, as well as its recent entry into Fort Wayne, Indiana. The Bank continues to implement an aggressive calling strategy resulting in year-to-date consolidated loan growth of $18.2 million, up 4.9 percent from December 31, 2006, driven primarily by increases in commercial loans.

•
Credit quality remains solid; non-performing assets increased slightly to $6.4 million or 1.14 percent, of total assets for the current quarter, from $6.1 million, or 1.07 percent, a year-ago. Non-performing assets increased by $435,000 from the second quarter 2007. The increase on a quarter-to-quarter basis reflects modest deterioration, which is diversified across several business lines: residential real estate, agriculture and consumer loans. Net loan charge-offs were nominal at $28,000 for the quarter and $159,000 for the nine months ended September 30, 2007.

•
On April 12, 2007, Rurban initiated a stock repurchase program, authorizing the repurchase of up to 250,000 shares, or approximately five percent, of the Company's outstanding shares. As of September 30, 2007, Rurban has repurchased 28,000 shares at an average cost of $12.52; 16,000 of these shares were repurchased during the third quarter of 2007 at an average cost of $12.58.

Kenneth A. Joyce, Rurban’s President and Chief Executive Officer, commented, “This was a relatively quiet quarter for Rurban showing continuing progress on most fronts. We are improving our earnings performance through continued attention to, and mitigation of, the many risks in this challenging environment. Our consolidation initiatives are reducing operating expenses consistent with our projections. Also, RDSI in particular has been making an ever-stronger contribution to earnings growth. The recent 50 basis point reduction in the Federal Funds Discount Rate and the subsequent change in the prime rate should improve net interest income over the course of the next six to twelve months as our Bank is liability-sensitive. We had a number of one-time adjustments in the comparison to past quarters, but overall the net interest margin at our Bank held firm. Most importantly, we do not see any material deterioration of credit quality as non-performing assets have held relatively steady, as have delinquencies. We realize that we have much work to do, but we are keeping our goals in sight, paying attention to basic blocking and tackling, and we believe we are on the right track for Rurban and for the investors in our stock.”

CONSOLIDATED OPERATIONS

Earnings: (Three months ended)	Sept. 2007	June 2007	Sept. 2006
	(Dollars in thousands except per share data)
Total Revenue	$10,444	$10,258	$9,659
Net interest income	3,661	3,750	3,756
Provision for loan losses	140	146	35
Non-interest income	6,783	6,508	5,903
Non-interest expense	9,106	9,065	8,515
Net income	$864	$785	$814
Diluted EPS	$0.17	$0.16	$0.16

Total revenue, consisting of net interest income plus non-interest income, was $10.4 million for the third quarter of 2007, an increase of $785,000, or 8.1 percent, compared with $9.7 million for the prior-year third quarter. Compared with the second quarter of this year, total revenue increased $186,000, or 1.8 percent. Net interest income was $3.7 million in the current quarter, a decrease of $95,000, or 2.5 percent, from the 2006 third quarter, as a result of portfolio restructuring that lowered the level of Earning Assets. Net interest income decreased $89,000, or 2.4 percent, from the $3.8 million reported for the second quarter of this year, due to one-time items in the second quarter.

Margin (QTR)	Sept. 2007		June 2007		Sept. 2006
(Bank Only)	Balance	Rate	Balance	Rate	Balance	Rate
	(Dollars in thousands)
Loans	$386,337	7.32%	$380,598	7.41%	$370,063	7.22%
Investments	$97,952	5.00%	$99,411	4.87%	$132,129	4.47%
Earning Assets	$488,240	6.84%	$482,447	6.88%	$504,391	6.49%
Deposits	$418,764	3.32%	$418,391	3.24%	$419,052	2.87%
Total Funds	$475,973	3.51%	$469,363	3.41%	$494,313	3.16%
Net Interest Margin		3.41%		3.56%		3.40%

Net interest margin for the Bank for the quarter ended September 30, 2007 was 3.41%, a one basis point increase from the 2006 third quarter margin of 3.40% and a 15 basis point drop from the 2007 second quarter margin of 3.56%. The margin for second quarter of 2007 was aided by a $70,000 recovery of interest income on non-accrual loans and other loan fees that are included in the yield. The yields on loans increased 10 basis points from third quarter 2007 compared to the third quarter 2006. The yield on investments increased by 53 basis points due to the balance sheet restructuring that was completed at year-end. The yield on Earning Assets increased 35 basis points year-over-year for the third quarter. Total cost of deposits increased 45 basis points for the third quarter 2007, compared to the third quarter 2006. Total funding cost increased by 35 basis points year-over-year.

“Margin pressure remains a challenge for the banking industry,” said Joyce. “We are very encouraged that we have been able to maintain our margin in the Bank during the past twelve months. Our yield on Earning Assets increased by 35 basis points and was offset by an increase in cost of funds of an equivalent 35 basis points. We feel that our cost of deposits have hit a plateau and we expect them to decrease going forward. We will experience some decrease in our yield on loans going forward due to the Fed’s rate cut. However, we have been successful in reducing our offering rates on deposits, which we believe will more than offset the decrease in loan rates. We have been very focused on increasing our core deposits, for example, our interest bearing checking accounts have increased by $4.9 million during the past twelve months. We remain confident that we are improving our Bank’s fundamentals each quarter.”

Non-interest income, derived primarily from RDSI, continues to be an increasingly significant contributor to Rurban's revenue stream, accounting for 51.1 percent of total revenue for the third quarter of 2007, compared with 42.3 percent for the year-ago quarter. Non-interest income grew $880,000, or 14.9 percent, increasing to $6.8 million when compared to the previous-year quarter; compared with the linked quarter, non-interest income grew $275,000, or 4.2 percent. On both a year-over-year and a linked quarter basis, growth in non-interest income was driven by data service fees, which increased $1.2 million and $375,100, respectively. The year-over-year increase is mainly due to the acquisition of DCM, which occurred on September 2, 2006. DCM accounted for $758,000 of the $1.2 million increase in data service fees. Trust fees, the second largest component of non-interest income, increased $66,500, or 8.8%, from the prior-year quarter. Excluding second quarter 2007 $45,000 fees for tax preparation, trust fees remained flat compared with the linked quarter. The growth in data processing fees and trust fees were offset by lower gains on the sale of mortgage loans and a reduction to other income. The other income decrease was due to one-time recoveries of $174,000 in the 2006 third quarter relating to The Exchange Bank.

The provision for loan losses was $140,000 compared with $35,000 for the third quarter of 2006, and $146,000 for the second quarter of 2007, reflecting both loan portfolio growth and a slightly higher level of non-performing assets.

Third quarter 2007 non-interest expense was $9.1 million, up $592,000, or 6.9 percent, from the prior-year third quarter. The year-over-year increase is due to the acquisition of DCM. Excluding the DCM acquisition, non-interest expense decreased by $203,000 reflecting the expense reductions identified and taken in the beginning of 2007. Compared with the second quarter, operating expenses were virtually unchanged, up $41,000, or 0.5 percent. Salaries and benefits increased marginally as a result of the growth being experienced at RDSI and DCM. Marketing expenses increased slightly due to the increased marketing expenses associated with the High Performance Checking account promotion at the Bank. Other expenses increased slightly due to the write-down of Other Assets Owned. Many of the expense categories experienced decreases due to the efficiencies gained following the merger of The Exchange Bank into The State Bank and Trust Company. At quarter-end, Rurban had 280 FTE employees, 37 fewer than at year-end 2006. The majority of this reduction is accounted for within the Bank.

Rurban continues to be very well capitalized. Shareholders' equity at September 30, 2007 was $58.5 million, equivalent to 10.3 percent of total assets; on a tangible basis, the ratio was 7.9 percent. The total risk-based capital ratio was 15.7 percent, well in excess of the “well-capitalized” regulatory threshold of 10 percent.

THE STATE BANK AND TRUST COMPANY

The State Bank and Trust Company reported net income of $714,000 for the quarter, compared with $872,000 for the prior-year quarter, a decrease of 18.4 percent. Compared with the second quarter of 2007, income decreased $203,000, or 22.2 percent. Revenue for the Bank (net interest income plus non-interest income) was $5.9 million for the current quarter, a decline of $454,000, or 7.1 percent, from the year earlier level of $6.4 million. During the 2006 third quarter, $265,000 of additional revenue was recorded on payments of impaired loans and the sale of previously charged-off loans at Exchange Bank. The Company also experienced a decrease in gain on sale of loans of $209,000 due to a decrease in residential real estate lending. Revenue decreased $191,000, or 3.1 percent, from the linked quarter's results. This, once again, was primarily due to the decrease in gains from saleable real estate loans and the aforementioned $70,000 recovery of interest on non-accrual loans during the second quarter 2007. Non-interest expense decreased $166,000 to $4.8 million for the current quarter compared with $5.0 million for the third quarter of 2006. The decrease continued to be driven by the operating efficiencies completed at the end of the first quarter. Non-interest expense increased $92,000 in the third quarter of 2007 compared to the second quarter of 2007. This increase was due to an increase in health care costs and additional advertising expenses associated with the High Performance Checking account promotion.

Loan growth over the past twelve months was $23.9 million, or 6.6 percent, reaching $388.3 million at September 30, 2007. Compared with the linked quarter, loans grew $6.6 million, or an annualized 6.9 percent. Year-over-year loan growth was primarily attributable to increases in commercial real estate (CRE) loans and commercial and industrial (C&I) loans. Partially offsetting these increases were declines in consumer loans and residential mortgages.

Deposits at September 30, 2007 were $413.2 million, up $1.0 million, or 0.2 percent, from the third quarter of 2006, and up $5.6 million from the linked quarter. The increase from the previous quarter resulted from an $8.5 million increase in retail time deposits, and a $2.5 million increase in NOW accounts, and other transaction accounts. The increase was partially offset by a $5.2 million decrease in savings and money market accounts. Rurban’s deposit mix continued to shift toward core deposits, which accounted for 87.0 percent of total deposits at period-end, compared with 86.8 percent for the linked quarter, and 83.8 percent for the prior-year quarter.

ASSET QUALITY

Asset Quality	Sept. 2007	June 2007	Sept. 2006
	(Dollars in thousands)
Net charge-offs / (Recoveries)	$28	$90	$(54)
Net charge-offs (Ann.) / Avg. loans	0.03%	0.09%	(0.06%)
Allowance for loan loss	$3,937	$3,824	$4,522
Allowance for loan loss / Loans	1.01%	1.00%	1.24%
Non-performing assets	$6,432	$5,997	$6,126
NPA / Total assets	1.14%	1.09%	1.07%

Non-performing assets (loans + OREO + OAO) were $6.4 million, or 1.14 percent, of total assets at September 30, 2007, an increase of $306,000 from twelve months ago, and an increase of $435,000 from the second quarter. Rurban’s non-performing assets continue to be impacted by three legacy credits totaling $2.1 million. Net charge-offs for the second quarter were $28,000, compared with a recovery of $54,000 in the third quarter of 2006, and net charge-offs of $90,000 for the linked quarter. The loan loss reserve is 1.01 percent of period-end loans.

RFCBC, Inc. (Loan Workout Company)

RFCBC’s sole remaining loan relationship is currently in litigation; with resolution, Rurban expects to close out the loan workout company by 2007 year-end or first quarter 2008. RFCBC recorded a nominal loss of $39,000 for the quarter compared to $82,000 for the previous-year quarter. The majority of the expenses are being incurred from litigation costs associated with the remaining loan and past legal issues; there are no employees at RFCBC, as the remaining workout activity is being outsourced.

RURBANC DATA SERVICES, INC (RDSI)

Revenue for the quarter was $5.3 million, up $1.2 million, or 30.5 percent, above the $4.1 million reported for the third quarter of 2006; compared with the linked quarter, revenue increased $383,000, or 7.7 percent. RDSI continues to build its client base signing three new data processing clients during the third quarter of 2007. There are four conversions scheduled over the next several months, which will continue to build RDSI revenue and net income. Currently, RDSI services 113 community banks.

Earnings for the third quarter were $659,000, compared to $478,000 for the year-ago quarter, up $181,000, or 38.0 percent; on a linked quarter basis, third quarter net income increased by $183,000, or 38.5 percent

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio with assets of $565.7 million as of September 30, 2007. Rurban's wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services; Rurbanc Data Services, Inc. (RDSI); and DCM. The State Bank and Trust Company offers financial services through its 18 branches in Allen, Defiance, Fulton, Lucas, Paulding and Wood Counties, Ohio and Allen County, Indiana. Reliance Financial Services, a division of the Bank, offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Michigan, Missouri, Ohio and Wisconsin. Rurban's common stock is quoted on the NASDAQ Global Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,999,433 shares outstanding. The Company's website is http://www.rurbanfinancial.net.

FORWARD-LOOKING STATEMENTS

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
September 30, 2007 and December 31, 2006

	September	December
	2007	2006
	(Unaudited)
ASSETS
Cash and due from banks	$12,859,263	$13,381,791
Federal funds sold	-	9,100,000
Cash and cash equivalents	12,859,263	22,481,791
Interest-earning deposits in other financial institutions	-	150,000
Available-for-sale securities	102,759,847	102,462,075
Loans held for sale	-	390,100
Loans, net of unearned income	388,264,099	370,101,809
Allowance for loan losses	(3,936,545)	(3,717,377)
Premises and equipment, net	15,290,795	15,449,774
Purchased software	4,500,417	4,618,691
Federal Reserve and Federal Home Loan Bank Stock	4,021,200	3,993,450
Foreclosed assets held for sale, net	64,805	82,397
Accrued interest receivable	3,374,265	3,129,774
Goodwill	13,940,618	13,674,058
Core deposits and other intangibles	5,322,647	5,858,982
Cash value of life insurance	12,048,425	10,771,843
Other assets	7,164,456	6,559,886

Total assets	$565,674,291	$556,007,253

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits
Demand	$41,486,691	$46,565,554
Savings, interest checking and money market	138,095,329	130,267,333
Time	233,570,398	237,722,558
Total deposits	413,152,418	414,555,445
Notes payable	1,025,992	2,589,207
Advances from Federal Home Loan Bank	19,000,000	21,000,000
Fed Funds Purchased	4,400,000	-
Repurchase Agreements	42,566,025	32,270,900
Trust preferred securities	20,620,000	20,620,000
Accrued interest payable	2,409,523	2,224,413
Other liabilities	3,995,977	5,792,135

Total liabilities	507,169,936	499,052,100

Shareholders' Equity
Common stock	12,568,583	12,568,583
Additional paid-in capital	14,902,827	14,859,165
Retained earnings	31,805,145	30,407,298
Accumulated other comprehensive loss	(421,721)	(879,893)
Treasury stock	(350,480)	-

Total shareholders' equity	58,504,355	56,955,153

Total liabilities and shareholders' equity	$565,674,291	$556,007,253

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The Third Quarter Ended September 30, 2007 and 2006

	Third Quarter	Third Quarter	Increase/(Decrease)
	2007	2006	$
Interest income
Loans
Taxable	$7,072,488	$6,641,379	$431,109
Tax-exempt	16,668	18,326	(1,658)
Securities
Taxable	1,041,177	1,306,979	(265,802)
Tax-exempt	169,719	141,943	27,776
Other	50,288	48,846	1,442
Total interest income	8,350,340	8,157,473	192,867

Interest expense
Deposits	3,497,275	3,017,993	479,282
Other borrowings	32,026	67,773	(35,747)
Retail Repurchase Agreements	435,216	182,007	253,209
Federal Home Loan Bank advances	268,289	667,749	(399,460)
Trust preferred securities	456,582	466,417	(9,835)
Total interest expense	4,689,389	4,401,939	287,450

Net interest income	3,660,951	3,755,534	(94,583)

Provision for loan losses	140,409	35,000	105,409

Net interest income after provision
for loan losses	3,520,543	3,720,534	(199,991)

Non-interest income
Data service fees	5,004,394	3,785,037	1,219,357
Trust fees	819,989	753,449	66,540
Customer service fees	588,447	542,518	45,929
Net gain on sales of loans	73,581	283,123	(209,542)
Net realized gains on sales of
available-for-sale securities	-	-	-
Loan servicing fees	82,651	96,754	(14,103)
Gain on sale of assets	11,862	25,914	(14,052)
Other income	201,920	415,961	(214,041)
Total non-interest income	6,782,842	5,902,756	880,086

Non-interest expense
Salaries and employee benefits	4,290,961	4,253,924	37,037
Net occupancy expense	514,742	468,855	45,887
Equipment expense	1,625,762	1,445,073	180,689
Data processing fees	102,292	146,703	(44,411)
Professional fees	461,844	481,132	(19,288)
Marketing expense	259,196	168,031	91,165
Printing and office supplies	130,363	126,765	3,598
Telephone and communication	446,465	467,692	(21,227)
Postage and delivery expense	392,211	142,957	249,254
State, local and other taxes	103,674	188,464	(84,790)
Employee expense	266,227	235,429	30,798
Other expenses	512,663	389,631	123,032
Total non-interest expense	9,106,400	8,514,656	591,744

Income before income tax expense	1,196,985	1,108,634	88,351
Income tax expense	333,384	294,893	38,491

Net income	$863,601	$813,741	$49,860

Earnings per common share:
Basic	$0.17	$0.16	$0.01
Diluted	$0.17	$0.16	$0.01

Average diluted shares outstanding	5,008,334	5,027,704

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The Three Months Ended September 30, 2007 and June 30, 2007

	Third Quarter	Second Quarter	Increase/(Decrease)
	2007	2007	$
Interest income
Loans
Taxable	$7,072,488	$6,976,506	$95,982
Tax-exempt	16,668	17,250	(582)
Securities
Taxable	1,041,177	1,044,300	(3,123)
Tax-exempt	169,719	160,845	8,874
Other	50,288	35,138	15,150
Total interest income	8,350,340	8,234,039	116,301

Interest expense
Deposits	3,497,275	3,381,667	115,608
Other borrowings	32,026	57,546	(25,520)
Retail Repurchase Agreements	435,216	351,833	83,383
Federal Home Loan Bank advances	268,289	242,658	25,631
Trust preferred securities	456,582	450,197	6,385
Total interest expense	4,689,389	4,483,901	205,488

Net interest income	3,660,951	3,750,138	(89,187)

Provision for loan losses	140,409	145,594	(5,185)

Net interest income after provision
for loan losses	3,520,543	3,604,544	(84,001)

Non-interest income
Data service fees	5,004,394	4,629,258	375,136
Trust fees	819,989	865,880	(45,891)
Customer service fees	588,447	533,209	55,238
Net gain on sales of loans	73,581	174,168	(100,587)
Net realized gains on sales of
available-for-sale securities	-	367	(367)
Loan servicing fees	82,651	89,432	(6,781)
Gain on sale of assets	11,862	14,010	(2,148)
Other income	201,920	201,376	544
Total non-interest income	6,782,842	6,507,700	275,142

Non-interest expense
Salaries and employee benefits	4,290,961	4,185,324	105,637
Net occupancy expense	514,742	505,925	8,817
Equipment expense	1,625,762	1,676,676	(50,914)
Data processing fees	102,292	114,243	(11,951)
Professional fees	461,844	501,015	(39,171)
Marketing expense	259,196	187,098	72,098
Printing and office supplies	130,363	181,362	(50,999)
Telephone and communication	446,465	437,690	8,775
Postage and delivery expense	392,211	384,091	8,120
State, local and other taxes	103,674	165,175	(61,501)
Employee expense	266,227	280,078	(13,851)
Other expenses	512,663	446,693	65,970
Total non-interest expense	9,106,400	9,065,370	41,030

Income before income tax expense	1,196,985	1,046,874	150,111
Income tax expense	333,384	261,829	71,555

Net income	$863,601	$785,045	$78,556

Earnings per common share:
Basic	$0.17	$0.16	$0.01
Diluted	$0.17	$0.16	$0.01

Average diluted shares outstanding	5,008,334	5,031,458

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The Nine Months Ended September 30, 2007 and 2006

	Nine Months	Nine Months	Increase/(Decrease)
	2007	2006	$
Interest income
Loans
Taxable	$20,725,807	$18,238,590	$2,487,217
Tax-exempt	51,211	45,718	5,493
Securities
Taxable	3,176,674	3,953,438	(776,764)
Tax-exempt	483,621	410,346	73,275
Other	163,894	99,158	64,736
Total interest income	24,601,207	22,747,250	1,853,957

Interest expense
Deposits	10,212,672	7,695,387	2,517,285
Other borrowings	140,644	120,220	20,424
Repurchase Agreements	1,130,898	465,560	665,338
Federal Home Loan Bank advances	760,534	1,684,415	(923,881)
Trust preferred securities	1,352,093	1,331,615	20,478
Total interest expense	13,596,842	11,297,197	2,299,645

Net interest income	11,004,365	11,450,053	(445,688)

Provision for loan losses	378,643	337,321	41,322

Net interest income after provision
for loan losses	10,625,723	11,112,732	(487,009)

Non-interest income
Data service fees	14,467,788	10,312,757	4,155,031
Trust fees	2,512,251	2,361,127	151,124
Customer service fees	1,650,080	1,635,272	14,808
Net gain on sales of loans	302,028	415,833	(113,805)
Net realized gains on sales of
available-for-sale securities	367	-	367
Loan servicing fees	280,789	301,233	(20,444)
Gain on sale of assets	61,839	85,346	(23,507)
Other income	754,144	1,067,739	(313,595)
Total non-interest income	20,029,284	16,179,307	3,849,977

Non-interest expense
Salaries and employee benefits	12,873,072	11,906,909	966,163
Net occupancy expense	1,547,800	1,334,722	213,078
Equipment expense	4,908,311	4,168,534	739,777
Data processing fees	372,716	402,661	(29,945)
Professional fees	1,640,250	1,525,399	114,851
Marketing expense	601,979	536,977	65,002
Printing and office supplies	509,817	453,110	56,707
Telephone and communication	1,329,359	1,277,707	51,652
Postage and delivery expense	1,168,563	397,217	771,346
State, local and other taxes	468,590	512,757	(44,167)
Employee expense	801,374	745,341	56,033
Other expenses	1,250,192	1,283,228	(33,036)
Total non-interest expense	27,472,023	24,544,562	2,927,461

Income before income tax expense	3,182,984	2,747,477	435,507
Income tax expense	831,885	697,668	134,217

Net income	$2,351,099	$2,049,809	$301,290

Earnings per common share:
Basic	$0.47	$0.41	$0.06
Diluted	$0.47	$0.41	$0.06

Average diluted shares outstanding	5,021,939	5,029,338

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	3rd Qtr	YTD	3rd Qtr	YTD
(dollars in thousands except per share data)	2007	2007	2006	2006

EARNINGS
Net interest income	$3,661	$11,004	$3,756	$11,450
Provision for loan loss	$140	$379	$35	$337
Non-interest income	$6,783	$20,029	$5,903	$16,179
Revenue (net interest income plus non-interest income)	$10,444	$31,034	$9,659	$27,629
Non-interest expense	$9,106	$27,472	$8,515	$24,545
Net income (loss)	$864	$2,351	$814	$2,050

PER SHARE DATA
Basic earnings per share	$0.17	$0.47	$0.16	$0.41
Diluted earnings per share	$0.17	$0.47	$0.16	$0.41
Book value per share	$11.70	$11.70	$11.16	$11.16
Tangible book value per share	$7.87	$7.87	$7.19	$7.19
Cash dividend per share	$0.07	$0.19	$0.05	$0.15

PERFORMANCE RATIOS
Return on average assets	0.62%	0.57%	0.59%	0.50%
Return on average equity	5.97%	5.44%	5.95%	5.21%
Net interest margin (tax equivalent)	2.96%	3.10%	3.10%	3.12%
Net interest margin (Bank Only)	3.41%	3.47%	3.40%	3.82%
Non-interest expense / Average assets	6.56%	6.63%	6.15%	5.95%
Efficiency Ratio - bank (non-GAAP)	80.14%	80.52%	84.01%	85.85%

MARKET DATA PER SHARE
Market value per share -- Period end	$12.65	$12.65	$11.92	$11.92
Market as a % of book	1.08	1.08	1.07	1.07
Cash dividend yield	2.21%	2.00%	1.68%	1.82%
Period-end common shares outstanding (000)	4,999	4,999	5,027	5,027
Common stock market capitalization ($000)	$63,237	$63,237	$59,927	$59,927

CAPITAL & LIQUIDITY
Equity to assets	10.3%	10.3%	9.8%	9.8%
Period-end tangible equity to assets	7.0%	7.0%	6.3%	6.3%
Tier 1 risk-based capital ratio	14.6%	14.6%	14.6%	14.6%
Total risk-based capital ratio	15.7%	15.7%	16.0%	16.0%

ASSET QUALITY
Net charge-offs / (Recoveries)	$28	$159	$(54)	$510
Net loan charge-offs (Ann.) / Average loans	0.03%	0.06%	(0.06%)	0.29%
Non-performing loans	$6,361	$6,361	$5,636	$5,636
OREO / OAOs	$71	$71	$490	$490
Non-performing assets	$6,432	$6,432	$6,126	$6,126
Non-performing assets / Total assets	1.14%	1.14%	1.07%	1.07%
Allowance for loan losses / Total loans	1.01%	1.01%	1.24%	1.24%
Allowance for loan losses / Non-performing Assets	61.2%	61.2%	73.8%	73.8%

END OF PERIOD BALANCES
Total loans, net of unearned income	$388,264	$388,264	$364,343	$364,343
Allowance for loan loss	$3,937	$3,937	$4,522	$4,522
Total assets	$565,674	$565,674	$569,987	$569,987
Deposits	$413,152	$413,152	$412,178	$412,178
Stockholders' equity	$58,504	$58,504	$56,111	$56,111
Full-time equivalent employees	280	280	271	271

AVERAGE BALANCES
Loans	$385,126	$378,733	$368,324	$349,047
Total earning assets	$488,798	$485,624	$506,594	$501,689
Total assets	$555,452	$552,657	$553,465	$549,954
Deposits	$411,948	$412,587	$408,247	$400,085
Stockholders' equity	$57,830	$57,607	$54,702	$52,434

Rurban Financial Corp.
Segment Reporting
Third Quarter Ended September 30, 2007

	State Bank and Trust	RFCBC (Loan Workout Company)	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Income Statement Measures
Interest Income	$8,383	$-	$8,383	$-	$1	$(34)	$8,350

Interest Expense	4,213	-	4,213	53	457	(34)	$4,689

Net Interest Income	4,170	-	4,170	(53)	(456)	-	$3,661

Provision For Loan Loss	150	(10)	140	-	-	-	$140

Non-interest Income	1,769	-	1,769	5,385	356	(727)	$6,783

Non-interest Expense	4,804	69	4,873	4,334	627	(727)	$9,107

Net Income Before Taxes	985	(59)	926	998	(727)	-	$1,197

Income Taxes	271	(20)	251	339	(257)	-	$333

Net Income QTD	$714	$(39)	$675	$659	$(470)	$-	$864

Performance Measures
Average Assets -QTD	$535,129	$1,341	$536,470	$19,739	$79,380	$(80,137)	$555,452

ROAA	0.53%	-	0.50%	13.35%	-	-	0.62%

Average Equity - QTD	$55,534	$1,270	$56,804	$14,732	$57,830	$(71,536)	$57,830

ROAE	5.15%	-	4.76%	17.89%	-	-	5.97%

Efficiency Ratio - %	78.97%	-	80.14%	80.04%	-	-	85.47%

Average Loans - QTD	$386,337	$574	$386,911	$-	$-	$(1,785)	$385,126

Average Deposits - QTD	$418,764	$-	$418,764	$-	$-	$(6,816)	$411,948

Rurban Financial Corp.
Segment Reporting
Nine Months Ended September 30, 2007

	State Bank and Trust	RFCBC (Loan Workout Company)	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Income Statement Measures
Interest Income	$24,721	$1	$24,722	$1	$3	$(125)	$24,601

Interest Expense	12,148	-	12,148	221	1,352	(125)	13,596

Net Interest Income	12,573	1	12,574	(220)	(1,349)	-	11,005

Provision For Loan Loss	400	(21)	379	-	-	-	379

Non-interest Income	5,532	-	5,532	15,656	1,051	(2,209)	20,030

Non-interest Expense	14,500	421	14,921	12,671	2,090	(2,209)	27,473

Net Income Before Taxes	3,205	(399)	2,806	2,765	(2,388)	-	3,183

Income Taxes	866	(135)	731	940	(839)	-	832

Net Income YTD	$2,339	$(264)	$2,075	$1,825	$(1,549)	$-	$2,351

Performance Measures
Average Assets - YTD	$532,945	$1,599	$534,544	$20,237	$79,294	$(81,418)	$552,657

ROAA	0.59%	-	0.52%	12.02%	-	-	0.57%

Average Equity - YTD	$55,091	$1,372	$56,463	$14,172	$57,607	$(70,635)	$57,607

ROAE	5.66%	-	4.90%	17.17%	-	-	5.44%

Efficiency Ratio - %	78.20%	-	80.52%	80.83%	-	-	86.79%

Average Loans - YTD	$380,221	$590	$380,811	$-	$-	$(2,078)	$378,733

Average Deposits - YTD	$420,483	$-	$420,483	$-	$-	$(7,896)	$412,587

Rurban Financial Corp.
Proforma Performance Measurement
Quarterly Comparison - Third Quarter 2007

	State Bank and Trust	RFCBC (Loan Workout Company)	Banking Related Entities	RDSI	Parent Company and Other	Intersegment Elimination Entries	Rurban Financial Corp.
Average Assets
3Q07	$535,129	$1,341	$536,470	$19,739	$79,380	$(80,137)	$555,452
2Q07	$529,071	$1,547	$530,618	$20,320	$78,908	$(80,420)	$549,426
1Q07	$534,629	$1,914	$536,543	$20,217	$79,251	$(81,380)	$554,631
4Q06	$549,777	$2,178	$551,955	$19,695	$78,234	$(80,077)	$569,807
3Q06	$549,931	$2,451	$552,382	$14,442	$75,666	$(89,023)	$553,465
3rd Quarter Comparison	$(14,802)	$(1,110)	$(15,912)	$5,297	$3,714	$-	$1,987

Revenue
3Q07	$5,939	$-	$5,939	$5,332	$(100)	$(727)	$10,444
2Q07	$6,130	$-	$6,130	$4,949	$(82)	$(739)	$10,258
1Q07	$6,024	$1	$6,025	$5,155	$(116)	$(732)	$10,332
4Q06	$6,345	$124	$6,469	$4,944	$247	$(500)	$11,160
3Q06	$6,393	$3	$6,396	$4,085	$(219)	$(603)	$9,659
3rd Quarter Comparison	$(454)	$(3)	$(457)	$1,247	$119	$-	$785

Non-interest Expenses
3Q07	$4,804	$69	$4,873	$4,334	$627	$(727)	$9,107
2Q07	$4,712	$137	$4,849	$4,228	$728	$(739)	$9,065
1Q07	$4,973	$215	$5,188	$4,109	$736	$(732)	$9,301
4Q06	$5,747	$278	$6,025	$4,026	$822	$(514)	$10,359
3Q06	$4,970	$161	$5,131	$3,375	$612	$(603)	$8,515
3rd Quarter Comparison	$(166)	$(92)	$(258)	$959	$15	$-	$592

Net Income
3Q07	$714	$(39)	$675	$659	$(470)	$-	$864
2Q07	$917	$(87)	$830	$476	$(521)	$-	$785
1Q07	$707	$(136)	$571	$690	$(559)	$-	$702
4Q06	$569	$(89)	$480	$606	$(376)	$-	$710
3Q06	$872	$(82)	$790	$478	$(454)	$-	$814
3rd Quarter Comparison	$(158)	$43	$(115)	$181	$(16)	$-	$50

Efficiency Ratio
3Q07	78.97%	-	80.14%	80.04%	-	-	85.47%
2Q07	74.99%	-	77.23%	84.09%	-	-	86.61%
1Q07	82.20%	-	85.47%	78.52%	-	-	88.33%
4Q06	88.78%	-	91.37%	80.40%	-	-	91.34%
3Q06	75.96%	-	78.44%	82.20%	-	-	86.80%
3rd Quarter Comparison	3.01%	-	1.70%	(2.17%)	-	-	(1.33%)

NPA/Total Assets
3Q07	1.07%	-	-	-	-	-	1.14%
2Q07	1.03%	-	-	-	-	-	1.09%
1Q07	0.66%	-	-	-	-	-	0.75%
4Q06	0.61%	-	-	-	-	-	0.70%
3Q06	0.90%	-	-	-	-	-	1.07%
3rd Quarter Comparison	0.18%	-	-	-	-	-	(0.86%)

ROAA
3Q07	0.53%	-	0.50%	13.35%	-	-	0.62%
2Q07	0.69%	-	0.63%	9.37%	-	-	0.57%
1Q07	0.53%	-	0.43%	13.65%	-	-	0.51%
4Q06	0.41%	-	0.35%	12.31%	-	-	0.50%
3Q06	0.63%	-	0.57%	13.24%	-	-	0.59%
3rd Quarter Comparison	(0.10%)	-	0.03%	0.03%	-	-	0.03%

ROAE
3Q07	5.15%	-	4.76%	17.89%	-	-	5.97%
2Q07	6.68%	-	5.90%	13.43%	-	-	5.45%
1Q07	5.16%	-	4.05%	20.63%	-	-	4.91%
4Q06	4.20%	-	3.43%	19.06%	-	-	5.08%
3Q06	6.72%	-	5.83%	21.26%	-	-	5.95%
3rd Quarter Comparison	(1.57%)	-	(0.26%)	(0.26%)	-	-	(0.26%)

Average Equity
3Q07	$55,534	$1,270	$56,804	$14,732	$57,830	$(71,536)	$57,830
2Q07	$54,905	$1,344	$56,249	$14,182	$57,617	$(70,431)	$57,617
1Q07	$54,828	$1,502	$56,330	$13,378	$57,192	$(69,708)	$57,192
4Q06	$54,249	$1,714	$55,963	$12,721	$55,963	$(68,684)	$55,963
3Q06	$51,917	$2,261	$54,178	$8,995	$54,702	$(63,173)	$54,702
3rd Quarter Comparison	$3,617	$(991)	$2,626	$5,737	$3,128	$-	$3,128